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                                                                    EXHIBIT 11




                    ALOETTE COSMETICS, INC. AND SUBSIDIARIES

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
               for the three months ending March 31, 1997 and 1996


                                                                            Three Months Ended March 31,
                                                                         ------------------------------------
                                                                           1997                        1996
                                                                          -----                        ----
Net income                                                               $139,290                    $159,744

Weighted average number of common shares outstanding during
the year                                                                2,157,253                   2,157,253

Net income per common share                                                  $.06                        $.07

                         PRIMARY (1)

Net income                                                               $139,290                    $159,744

Weighted average number of shares used in calculation
of primary income per share                                             2,164,834                   2,157,253

Net income per common share                                                  $.06                        $.07

                      FULLY DILUTED (1)

Net income                                                               $139,290                    $159,744

Weighted average number of shares used in calculation of
fully diluted income per share                                          2,164,834                   2,157,253

Net income per common share                                                  $.06                        $.07
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(1)  This calculation is submitted in accordance with the regulations of the
     Securities and Exchange Commission although not required by APB Opinion No.
     15 because it results in dilution of less than 3%.